Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2020, except for Note 19, as to which the date is May 22, 2020, in the Registration Statement (Form F-1) and related Prospectus of Burning Rock Biotech Limited dated May 22, 2020.

/s/ Ernst & Young Hua Ming LLP

Guangzhou, the People’s Republic of China

May 22, 2020